Exhibit 10.4

FIRST SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of June 2, 2006 (this “Supplemental Indenture”), is entered into by and among Cellu Tissue Holdings, Inc. (together with its successors and assigns, the “Company”), the Subsidiary Guarantors under (and as defined in) the Indenture referred to below and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 12, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), pursuant to which an aggregate principal amount of $162.0 million of 9¾% Senior Secured Notes due 2010 of the Company (the “Securities”) were issued and are outstanding;

WHEREAS, Section 9.2 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, subject to certain exceptions, with the written consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the Securities then outstanding;

WHEREAS, the Company distributed a consent solicitation statement dated May 9, 2006 (the “Statement”), and a supplement thereto dated May 24, 2006 (the “Supplement”), in order to, among other things, solicit consents from the Holders to the proposed amendments to the Indenture described in the Statement, as modified by the Supplement (the “Amendments”);

WHEREAS, Holders of at least a majority in principal amount of the Securities outstanding have given and, as of the date hereof, have not withdrawn, their consent to the Amendments; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
AMENDMENTS

SECTION 2.1. Amendments to Section 1.1. The definition of “Change of Control” in Section 1.1 of the Indenture is hereby amended by deleting clause (1) thereof and replacing it in its entirety with the following:

“(1)         prior to the first public offering of Common Stock of the Company or Holdings, the Permitted Holders, or Weston Presidio V, L.P. or any Affiliate of Weston Presidio V, L.P., cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of the issuance of securities of the Company or Holdings, any merger, consolidation, liquidation or dissolution of the Company or Holdings, any direct or indirect transfer of securities by any Permitted Holder, or Weston Presidio V, L.P. or any Affiliate of Weston Presidio V, L.P., or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders, or Weston Presidio V, L.P. or any Affiliate of Weston Presidio V, L.P., shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Permitted Holders, or Weston Presidio V, L.P. or any Affiliate of Weston Presidio V, L.P., as the case may be, beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or”

SECTION 2.2. Amendments to Section 3.3.

(a)           Section 3.3(b) of the Indenture is hereby amended by deleting the word “and” at the end of clause (14), replacing the period at the end of clause (15) with “; and” and adding the following new clause (16):

“(16)       so long as no Default or Event of Default shall have occurred and be continuing, cash dividends (the “Contingent Payment Distributions”) to Holdings in order to permit Holdings to make contingent payments to former stockholders of Holdings as additional consideration for the merger of Cellu Acquisition Corporation with and into Holdings pursuant to the terms of the Merger Agreement, dated as of May 8, 2006, among Cellu Parent Corporation, Cellu Acquisition Corporation and Holdings and to permit Holdings to make other payments in respect of adjustments to the merger consideration specified in such Merger Agreement; provided that the aggregate amount of Contingent Payment Distributions shall not exceed, at any time of determination, the lesser of (a) $20.0 million and (b) 1.5 multiplied by the excess, if any, of (I) the Highest Annual EBITDA (as defined in such Merger Agreement as in effect on the date hereof) of the Company during any fiscal year ending on or after February 28, 2007 over (II) $40.0 million; and provided further that any Contingent Payment Distributions made will be excluded in subsequent calculations of the amount of Restricted Payments.”

(b)           Section 3.3(b) of the Indenture is hereby amended by deleting the first full paragraph following the numbered paragraphs thereof and replacing it in its entirety with the following:

“Notwithstanding the foregoing, except as permitted by clauses (1), (7), (8), (9), (10), (11) or (16) of the previous paragraph, until the second anniversary of the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to (a) declare or pay any dividend or make any distribution on or in respect of its Capital Stock to any holder of Capital Stock or (b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by any holder of Capital Stock. Following the second anniversary of the Issue Date, the Company may, and may permit its Restricted Subsidiaries to, make such declarations, distributions, payments, purchases, redemptions, retirements or acquisitions, provided that the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00.”

SECTION 2.3. Amendment to Section 3.8. Section 3.8 of the Indenture is hereby amended by deleting clause (8) of the second paragraph thereof and replacing it in its entirety with the following:

“(8)         so long as no Default or Event of Default shall have occurred and be continuing, up to $450,000 of consulting and management fees payable annually to Weston Presidio Service Company LLC or any of its Affiliates.”

ARTICLE III
MISCELLANEOUS

SECTION 3.1. Effectiveness of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, each of the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, that the amendments to the Indenture set forth in Article II of this Supplemental Indenture shall not become operative, and shall not have the effect of amending or otherwise modifying the terms of the Indenture in any way, unless and until the Merger (as defined in the Statement, as modified by the Supplement) is consummated and the other conditions to the solicitation of holders to the Amendment set forth in the Statement, as modified by the Supplement, are satisfied or waived.

SECTION 3.2. Trust Indenture Act Controls. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor, in addition to performing its obligations under its Subsidiary Guaranty, shall perform such other obligations as may be imposed upon it with respect to this Supplemental Indenture under the TIA.

SECTION 3.3. Successors. All agreements of the Company and each Subsidiary Guarantor in this Supplemental Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders from time to time and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect without offset, defense on counterclaim. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.8. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.9. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

Signatures follow.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ Peter M. Murphy
	Name:	Peter M. Murphy
	Title:	Vice President

CELLU TISSUE HOLDINGS, INC.

By:	By:/s/ Russell C. Taylor
	Name:	Russell C. Taylor
	Title:	President and Chief Executive Officer

CELLU TISSUE CORPORATION — NATURAL DAM
CELLU TISSUE CORPORATION — NEENAH
CELLU TISSUE LLC
INTERLAKE ACQUISITION CORPORATION LIMITED
MENOMINEE ACQUISITION CORPORATION
VAN PAPER COMPANY
VAN TIMBER COMPANY

By:	By: /s/ Russell C. Taylor
	Name:	Russell C. Taylor
	Title:	President and Chief Executive Officer

COASTAL PAPER COMPANY

By:	Van Paper Company, its managing partner

By:	/s/ Russell C. Taylor
	Name:	Russell C. Taylor
	Title:	President and Chief Executive Officer